Exhibit 23.1- Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-137836) on Form S-8 of PDC Energy, Inc. of our report dated June 22, 2020, with respect to the financial statements as of December 31, 2019 and 2018 and supplemental schedules as of December 31, 2019 of The PDC Energy, Inc. 401(k) & Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2019.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
June 22, 2020